UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2008

Lightning Gaming, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Chelsea Parkway, Boothwyn, Pa 19061

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) 610 494 5534

_____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

The Company is amending the second paragraph of Item 4.01(a) of its 8-K filed February 15, 2008 to state the period in which the Company had no disagreements with its former independent .accountant Moore & Associates. The Company is also filing an updated letter form Moore & Associates addressed to the Securities and Exchange Commission responding to the Company’s disclosure in Item 4.01(a). The Company‘s Form 8-K filed February 15, 2008 is not changed in any other respects.

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) On February 11, 2008, Lightning Gaming, Inc. (the “Company”) dismissed its independent accountant, Moore & Associates. The Company’s action was approved by its board of directors. The only report on the Company’s financial statements that Moore & Associates provided was for the period from the Company’s inception on March 1, 2007 through March 31, 2007. That report, which was dated April 17, 2007, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. However, the report stated that the Company’s recurring losses and lack of operations raised substantial doubt about its ability to continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of that uncertainty.

For the period March 1, 2007(date of inception) to February 11, 2007(date of dismissal), the Company had no disagreements with Moore & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Moore & Associates, would have caused Moore & Associates to make reference to the subject matter of the disagreement in connection with its report. Moore & Associates did not advise the Company of any matters that, pursuant to Item 304(a)(1)(iv) of Securities and Exchange Commission (“SEC”) Regulation S-B, would require disclosure in this Form 8-K.

The Company provided Moore & Associates with a copy of the disclosures contained in this Item 4.01 and requested Moore & Associates to furnish a letter addressed to the SEC stating whether it agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of Moore & Associates' letter is filed as Exhibit 16.1 to this Form 8-K.

(b) On February 12, 2008, the Company engaged McGladrey & Pullen, LLP as the new independent accountant to audit the Company’s financial statements. Neither the Company nor anyone acting on the Company’s behalf consulted McGladrey & Pullen, LLP in any manner that, pursuant to Item 304(a)(2) of SEC Regulation S-B, would require disclosure in this Form 8-K. McGladrey & Pullen, LLP is the independent accountant that has audited the financial statements of Lightning Poker, Inc. (“LPI”), which the Company acquired on January 29, 2008. Prior to that acquisition, the Company was a shell company.

Section 5 - Corporate Governance and Management

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Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2008, the Company determined to change its fiscal year-end from March 31 to December 31. This change conforms the Company’s fiscal year-end to the fiscal year-end of LPI. The Company is presently seeking clarification on whether it needs to file a transition report covering the transition period from April 1, 2007 to December 31, 2007. If a transition report is required, the Company will file it on Form 10-KSB.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description
16.1	Letter from Moore & Associates regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

By:/s/ Brian Haveson

Brian Haveson, Chief Executive Officer

Date: February 25, 2008

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